Exhibit 99.1

FOR IMMEDIATE RELEASE

BOINGO APPOINTS SVP OF FINANCE PETER HOVENIER TO CHIEF FINANCIAL OFFICER

LOS ANGELES — Nov. 15, 2012 — Boingo Wireless, Inc. (NASDAQ: WIFI), the Wi-Fi industry’s leading provider of software and services worldwide, today announced it has appointed senior vice president of finance and administration, Peter Hovenier, to Chief Financial Officer.

Hovenier has been with the company since 2002, overseeing the organization’s expanding financial operations and managing strategic merger and acquisition events.  Hovenier’s M&A experience at Boingo includes the acquisition of Concourse Communications and Cloud Nine Media, as well as key Wi-Fi assets from Sprint and Opti-Fi.  He replaces Ed Zinser, who has served as CFO of Boingo Wireless since 2008.

“Pete has been an instrumental part of this company since our earliest days,” said Dave Hagan, president and CEO of Boingo Wireless. “His tenure at Boingo during the evolution of the wireless markets gives him the breadth of experience and background necessary to support the future growth opportunities of our business.”

“Ed helped take us from a successful startup to a well-managed public company and groomed Pete for the CFO role. The contribution he made over the last four years will always be appreciated,” added Hagan. “We can only hope his next adventure is as exciting as this one has been.”

Prior to joining Boingo, Hovenier worked in various financial management positions at Frontera Corp., GeoCities (acquired by Yahoo!), MGM Studios and Wyndham Hotels Corp.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, makes it easy, convenient and cost-effective for people to enjoy Wi-Fi access on their laptop or mobile device at more than 600,000 hotspots worldwide. With a single account, Boingo users and Boingo’s wholesale partners can access the mobile Internet via Boingo Network locations that include the top airports around the world, major hotel chains, cafés and coffee shops, restaurants, convention centers and metropolitan hot zones. Boingo, through its Concourse Communications Group subsidiary, operates Wi-Fi and/or Cellular DAS networks at large-scale venues worldwide such as airports, major sporting arenas, malls, and convention centers, as well as restaurants and retail establishments. The company’s Cloud Nine media platform enables brand advertisers to reach a captive audience through high engagement Wi-Fi sponsorships. For more information about Boingo, please visit http://www.boingo.com and http://cloudnine.com.

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Contact:

Christian Gunning

Vice President, Corporate Communications

Phone: 310-586-4009

Andrew Greenebaum / Laura Foster

Addo Communications

310-829-5400

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”), including Boingo’s Form 10-K for the year ended December 31, 2011 filed with the SEC on April 13, 2012 and Form 10-Q for the quarter ended September 30, 2012 filed with the SEC on November 14, 2012.  Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.